Exhibit 4.1

AUDIOEYE, INC.

and

[_________],

as Trustee

 Indenture

Dated as of [_________]

AUDIOEYE, INC.

Reconciliation and Tie between Trust Indenture Act of 1939

and Indenture, dated as of [_________]

Trust Indenture Act Section	Indenture Sections
§310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	609
(b)	608
610
§311(a)	613
(b)	613
(b)(2)	703
§312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§313(a)	703(a)
(b)	703(a)
(c)	703(a)
(d)	703(b)
§314(a)	704, 1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§315(a)	601(a)
(b)	602
703
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)(1)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
§316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104(g)
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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ARTICLE Nine SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.	54
SECTION 902. Supplemental Indentures With Consent of Holders.	56
SECTION 903. Execution of Supplemental Indentures.	57
SECTION 904. Effect of Supplemental Indentures.	58
SECTION 905. Conformity With Trust Indenture Act.	58
SECTION 906. Reference in Securities to Supplemental Indentures.	58
SECTION 907. Modification Without Supplemental Indenture.	58

ARTICLE Ten COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.	59
SECTION 1002. Maintenance of Office or Agency.	59
SECTION 1003. Money for Securities Payments to Be Held in Trust.	59
SECTION 1004. Statement as to Compliance.	60
SECTION 1005. Existence.	61
SECTION 1006. Waiver of Certain Covenants.	61

ARTICLE Eleven REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.	61
SECTION 1102. Election to Redeem; Notice to Trustee.	61
SECTION 1103. Selection by Trustee of Securities to Be Redeemed.	62
SECTION 1104. Notice of Redemption.	62
SECTION 1105. Securities Payable on Redemption Date.	64
SECTION 1106. Securities Redeemed in Part.	64

ARTICLE Twelve REPAYMENT OF SECURITIES AT OPTION OF HOLDERS

SECTION 1201. Applicability of Article.	65
SECTION 1202. Notice of Repayment Date.	65
SECTION 1203. Securities Payable on Repayment Date.	66
SECTION 1204. Securities Repaid in Part.	66

ARTICLE Thirteen GUARANTEE OF SECURITIES

SECTION 1301. Guarantee.	67
SECTION 1302. Execution and Delivery of Guarantee.	69
SECTION 1303. Release of Guarantors.	69
SECTION 1304. Guarantors May Consolidate, etc.	70
SECTION 1305. Limitation on Guarantor Liability	70

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INDENTURE, dated as of [_______________], between AudioEye, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”), having its principal office at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, and [_______], a [_______], as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (each herein called a “Security” or, collectively, the “Securities”), in an unlimited aggregate principal amount to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)               the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)               all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)               the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated;

(4)               all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture;

(5)               the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)               any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(7)               the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Authorized Newspaper” means a newspaper in an official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day. If it shall be impossible or impractical to make any publication of any notice required by this Indenture in the manner herein provided, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location specified in the Securities or this Indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment, such other location or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law, regulation or executive order to close, except as may be otherwise specified as contemplated by Section 301(b).

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“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person has become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed on behalf of the Company by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered and which at the date hereof is located at [_______________________________________], or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Covenant Defeasance” has the meaning specified in Section 404.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning set forth in Section 403.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 301(b) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America that is legal tender for the payment of public and private debts at the time of payment.

“Eligible Obligations” means:

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(a)               with respect to Securities denominated in Dollars, U.S. Government Obligations; or

(b)               with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities pursuant to Section 301(b).

“Event of Default” has the meaning specified in Section 501.

“Global Security” means a Security, if any, issued to evidence all or a part of a series of Securities in accordance with Section 301.

“Guarantee” means any guarantee of the Company’s obligations under a particular series of Securities and the Indenture by a Guarantor pursuant to Article Thirteen of this Indenture.

“Guaranteed Obligations” has the meaning specified in Section 1301.

“Guarantor” means a Subsidiary of the Company designated as such pursuant to Section 1302.

“Holder” means, with respect to a Registered Security, a Person in whose name such Registered Security is registered in the Security Register and, with respect to an Unregistered Security or coupon appertaining thereto, the bearer thereof.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the form and terms of particular series of Securities established as contemplated by Section 301.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of repayment option or otherwise.

“Officer’s Certificate” means a certificate signed on behalf of the Company by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee.

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“Opinion of Counsel” means a written opinion of counsel, who (i) may be an employee of, or counsel for, the Company or an Affiliate of the Company or (ii) may be other counsel who is reasonably acceptable to the Trustee. Any Opinion of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinion of Counsel may rely as to factual matters on certificates of the Company or governmental or other officials customary for opinions of the type required.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities of any series, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)               Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)               Securities or portions thereof for whose payment or redemption money or Eligible Obligations (or any combination of money and Eligible Obligations) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor on such Security) in trust or set aside and segregated in trust by the Company or any other obligor on such Security (if the Company or any other obligor on such Security acts as its own Paying Agent) for the Holders of such Securities; provided, however, that if such Securities, or portions thereof, are to be redeemed prior to the Stated Maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c)               Securities as to which the Company has effected defeasance as provided in Section 403;

(d)               Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder,

(i)                 Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns (x) all Securities Outstanding under this Indenture or (y) except for the purposes of actions to be taken by Holders of more than one series or Tranche voting as a class, all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded; Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor;

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(ii)              in determining whether the Holders of the requisite principal amount of Securities of any series or Tranche have concurred in any direction, waiver or consent, the principal amount of Original Issue Discount Securities that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 502;

(iii)            in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid; and

(iv)             in the case of Securities having been denominated in a currency other than Dollars and remaining outstanding contemporaneously with Securities denominated in Dollars, the principal amount of any Security that is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be determined as contemplated by Section 301(b).

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, all as contemplated in Sections 301 and 303.

“Person” means any individual, corporation, partnership, joint venture, trust, association, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series or Tranche are payable as specified as contemplated by Section 301(b).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

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“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest, if any.

“Registered Security” means any Security issued hereunder and registered by the Security Registrar.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301(b).

“Repayment Date”, when used with respect to any Security of any series to be repaid or repurchased, means the date, if any, fixed for such repayment or for such repurchase (whether at the option of the Holders or otherwise) pursuant to this Indenture.

“Repayment Price”, when used with respect to any Security of any series to be repaid, means the price, if any, at which it is to be repaid pursuant to Section 301(b).

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the [_______________________________________] (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 601(c)(2) and the proviso in Section 602 shall also include any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“series” or “series of Securities” means a series of Securities issued under this Indenture as determined by Board Resolution or as otherwise determined under this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of the Company means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company and one or more Subsidiaries of the Company (or any combination thereof).

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“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms to other Tranches of such series except as to principal amount, date of issuance or first interest payment date, each of which may vary among Tranches of any one series.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have been appointed with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, except as provided in Section 905.

“U.S. Government Obligations” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America are pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

“Unregistered Security” means any Security issued hereunder that is not a Registered Security.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

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SECTION 102. Compliance Certificates and Opinions.

(a)               Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished by the Company, and except that no such Officer’s Certificate or Opinion of Counsel shall be required in connection with the execution of a supplemental indenture contemporaneously with the execution of this Indenture.

(b)               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

(1)               a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)               a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

(a)               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)               Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or an Opinion of Counsel, or representations by counsel. Any such certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company. Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company. Any certificate, statement or opinion of, or representations by, any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

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(c)               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a)               Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Unregistered Securities, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)               The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner acceptable to the Trustee.

(c)               The amount of Unregistered Securities held by any Person executing any such instrument or writings as the Holder thereof, and the numbers of such Unregistered Securities, and the date of his holding the same, may be proved by the production of such Unregistered Securities or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form reasonably satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form reasonably satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Unregistered Securities continues until (1) another certificate bearing a later date issued in respect of the same Unregistered Securities is produced or (2) such Unregistered Securities are produced by some other Person or (3) such Unregistered Securities are registered as to principal or are surrendered in exchange for Registered Securities, or (4) such Unregistered Securities are no longer Outstanding.

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(d)               The fact and date of execution of any such instrument or writing and the amount and number of Unregistered Securities held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(e)               The principal amount (except as otherwise contemplated in clause (ii) of the proviso to the definition of “Outstanding”) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(f)                Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(g)               The Company may set a record date for purposes of determining the identity of Holders of any Outstanding Securities of any series entitled to vote or consent to any action by vote or consent authorized or permitted by Section 512 or Section 513. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Securities furnished to the Trustee pursuant to Section 701 prior to such solicitation.

(h)               If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date.

SECTION 105. Notices, Etc. to Trustee and Company.

Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)               the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

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(b)               the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address furnished in writing to the Trustee by the Company prior to such mailing.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, .pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.

SECTION 106. Notice to Holders; Waiver.

(a)               Except as otherwise expressly provided herein, where this Indenture provides for notice of any event or reports to Holders, such notice or report shall be sufficiently given if in writing and mailed, first-class postage prepaid, or by email in .pdf format to each Holder of Registered Securities affected by such event, at the physical address or email address of such Holder as it appears in the Security Register or otherwise in accordance with the procedures of the Depositary and to addresses filed with the Trustee or preserved on the Trustee’s list pursuant to Section 702(a) for other Holders (and to such other addressees as may be required in the case of such notice or report under Section 313(c) of the Trust Indenture Act), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or report.

(b)               In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

(c)               Notice shall be sufficiently given to Holders of Unregistered Securities if published in an Authorized Newspaper in each of The City of New York and, if such Securities are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located, or in such other city or cities as may be specified in the Securities, at least twice, the first publication to be not earlier than the earliest date, if any, and not later than the last date, if any, prescribed for the giving of such notice.

(d)               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)               In case by reason of the suspension of regular mail service or by reason of any other cause it is impracticable to give such notice by mail, then such notification as shall be made at the direction of the Company and with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

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(f)                If it is impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

SECTION 107. Conflict With Trust Indenture Act.

If and to the extent any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto (including any Paying Agent appointed pursuant to Section 1002 and Authenticating Agent appointed pursuant to Section 614 to the extent provided herein) and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law; Waiver of Jury Trial.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York in the United States. EACH OF THE COMPANY, EACH GUARANTOR, THE TRUSTEE AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security is not a Business Day at any Place of Payment or the city in which the Corporate Trust Office of the Trustee is located, then (notwithstanding any other provision of this Indenture or of the Securities, other than a provision in Securities of any series, or in the Board Resolution, Supplemental Indenture or Officer’s Certificate that establishes the terms of such Securities, that specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, Repayment Date, or at the Stated Maturity, and such extension of time shall in such case be excluded in the computation of interest, if any, accruing on such Security.

SECTION 114. No Recourse Against Others.

No past, present or future director, officer, stockholder or employee, as such, of the Company or any of its Affiliates or any successor corporation shall have any liability for any obligation, covenant or agreement of the Company or any Guarantor under this Indenture or any indenture supplemental hereto, or in the Securities or any coupon appertaining thereto, or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the execution and delivery of this Indenture and the issue of the Securities.

SECTION 115. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

ARTICLE Two

SECURITY FORMS

SECTION 201. Forms Generally.

(a)               The Securities of each series and related coupons, if any, shall be in substantially such form as shall be established by or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform with general usage, all as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. When the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

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(b)               The definitive Securities shall be produced in such manner or combination of manners, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.

Dated:	[_____], as Trustee

By:
Authorized Signatory

ARTICLE Three

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

(a)               The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

(b)               The Securities may be issued in one or more series. There shall be (i) established in or pursuant to one or more Board Resolutions, and (subject to Section 303) set forth, or determined in the manner provided, in an Officer’s Certificate, or (ii) established in one or more indentures supplemental hereto, in each case pursuant to Section 201, at or prior to the issuance of Securities of any series:

(1)               the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities of any other series);

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(2)               any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 311, 906, 1106 or 1204 and except for any Securities that, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)               the date or dates on which the principal and premium, if any, of the Securities of such series, or any Tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

(4)               the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formula or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; the right of the Company, if any, to extend the interest payment periods and the duration of any such extension as contemplated by Section 312; and the basis of computation of interest, if other than as provided in Section 310;

(5)               the place or places where the principal of and premium, if any, and interest, if any, on Securities of the series, or any Tranche thereof, shall be payable, any Registered Securities of the series, or any Tranche thereof, may be surrendered for registration of transfer, and any Securities of the series, or any Tranche thereof, may be surrendered for exchange, in each case if other than the Corporate Trust Office; the Security Registrar (if different from that set forth herein) and any Paying Agent or Agents for such series or Tranche; and if such is the case, that the principal of such Securities shall be payable without presentment or surrender thereof;

(6)               if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution or an Officer’s Certificate, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(7)               the obligation, if any, of the Company to redeem or purchase Securities of the series, or any Tranche thereof, pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series, or any Tranche thereof, shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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(8)               the terms, if any, on which the Securities of such series will be subordinate in right and priority of payment to other debt of the Company;

(9)               the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Unregistered Securities of the series shall be issuable, if other than denominations of $5,000 and any integral multiple thereof;

(10)           if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(11)           whether Securities of the series are to be issuable in whole or in part as Registered Securities, Unregistered Securities, or both, whether Securities of the series are to be issuable with or without coupons, whether any Securities of the series are to be issuable in whole or in part in the form of a Global Security or Global Securities and, such case, the Depositary for such Global Security or Securities;

(12)           if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the Securities of the series shall be payable and the manner of determining the equivalent of any such amount in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such Securities deemed to be Outstanding at any time;

(13)           if the principal of or any premium or interest on the Securities of such series is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the manner of determining such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(14)           the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest, and the manner in which, or the Person to whom, any interest on any Unregistered Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature;

(15)           any addition to or change in the Events of Default which apply to the Securities of such series and any change in the right of the Trustee or the requisite Holders of the Securities of such series to declare the principal amount thereof due and payable pursuant to Section 502, and any addition to or change in the covenants of the Company for the benefit of the Holders of the Securities of such series;

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(16)           the terms and conditions, if any, pursuant to which the Securities of such series may be converted into or exchanged for securities or other property of the Company or any other Person;

(17)           if applicable, that the Securities of such series, in whole or any specified part, shall not be defeasible or shall be defeasible in a manner varying from Section 403 and Section 404 and, if other than by Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(18)           any exceptions to Section 113, or variation in the definition of Business Day, with respect to the Securities of such series;

(19)           if applicable, any collateral security, assurance or guaranty for the Securities of such series;

(20)           any non-applicability of Section 608 to the Securities of such series or any exceptions or modifications of Section 608 with respect to the Securities of such series;

(21)           any rights or duties of another Person to assume the obligations of the Company with respect to the Securities of such series (whether as joint obligor, primary obligor, secondary obligor or substitute obligor) and any rights or duties to discharge and release any obligor with respect to the Securities of such series or this Indenture to the extent related to such series;

(22)           if a person other than [________] is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

(23)           if the Securities of such series is issuable as Indexed Securities, the manner in which the amount of payments of principal, and premium, if any, and interest, if any, of that series shall be determined;

(24)           if the Securities of that series do not bear interest, the applicable dates for purposes of Section 701;

(25)           the form of the Securities of the series;

(26)           if the Securities will be guaranteed under any Guarantee, the name of any Subsidiary of the Company that will initially be a Guarantor and any modifications to the terms of Article Thirteen applicable to the Securities of the series; and

(27)           any other terms, conditions and rights of the series (which terms, conditions and rights shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901).

(c)               All Securities of any one series (other than Securities offered in a Periodic Offering) and the coupons appertaining to any Unregistered Securities of such series shall be substantially identical except in the case of Registered Securities as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer’s Certificate or in any such indenture supplemental hereto and as reasonably acceptable to the Trustee. Securities of different series may differ in any respect.

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(d)               If the terms and form or forms of any series of Securities are established by or pursuant to a Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee at or prior to the issuance of such series with (1) the form or forms of Security that have been approved attached thereto, or (2) if such Board Resolution authorizes a specific officer or officers to approve the terms and form or forms of the Securities, a certificate of such officer or officers approving the terms and form or forms of Security with such form or forms of Securities attached thereto. Such Board Resolution or certificate may provide general terms or parameters for Securities of any series and may provide that the specific terms of particular Securities of a series may be determined in accordance with or pursuant to the Company Order referred to in Section 303.

(e)               With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution that establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by Section 303(c).

(f)                Unless otherwise specified with respect to a series of Securities pursuant to paragraph (2) of Section 301(b), such series of Securities may be issued in one or more Tranches with various principal amounts without the consent of any Holders and additional Tranches of such series may be authenticated and delivered pursuant to Section 303.

SECTION 302. Denominations.

The Securities of each series shall be issuable in registered or unregistered form with or without coupons in such denominations as shall be specified as contemplated by Section 301(b). In the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof and the Unregistered Securities of such series shall be issuable in denominations of $5,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

(a)               The Securities shall be signed on behalf of the Company by any one of the following: its Chairman of the Board, any Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, any Vice President of the Company, its Treasurer, or any Assistant Treasurer of the Company. The signature of any such officer on the Securities may be manual, facsimile, in the form of a .pdf attachment or by other means of electronic transmission showing signature. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee. The coupons, if any, of Unregistered Securities shall bear the manual or facsimile signature of any one of the officers referred to in the first sentence of this Section 303(a).

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(b)               Securities bearing the signature of any individual who was at any time the proper officer of the Company shall bind the Company notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

(c)               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series (or any Tranche thereof) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities (or such Tranche), and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities (or such Tranche); provided, however, that with respect to Securities of a series subject to a Periodic Offering, (i) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (ii) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, all pursuant to a Company Order or pursuant to such procedures reasonably acceptable to the Trustee as may be specified from time to time by a Company Order, (iii) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures and (iv) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

(d)               In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:

(i)              that such form or forms of Securities have been established in conformity with the provisions of this Indenture;

(ii)             that the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(iii)            that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) general equitable principles, and (C) an implied covenant of good faith and fair dealing.

(e)               Notwithstanding the provisions of Section 301 and of Sections 303(c) and 303(d), if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver an Officer’s Certificate or execute a supplemental indenture otherwise required pursuant to Section 301(b) or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and such documents reasonably contemplate the issuance of all Securities of such series.

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(f)                If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

(g)               Each Registered Security shall be dated the date of its authentication and each Unregistered Security shall be dated the date of its original issuance.

(h)               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature and no coupon shall be valid until the Security to which it appertains has been so authenticated, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(i)                 Notwithstanding the foregoing, until the Company has delivered an Officer’s Certificate to the Trustee and the Security Registrar stating that, as a result of the action described, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities, the Trustee or the Security Registrar will (i) deliver Unregistered Securities only outside the United States and its possessions and (ii) release Unregistered Securities in definitive form to the person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company.

SECTION 304. Temporary Securities.

(a)               Until definitive Securities of any series (including Global Securities) are ready for delivery, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver one or more temporary Securities that are produced in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Temporary Unregistered Securities of a series may have coupons attached or may be in the form of one or more temporary Global Securities that are Unregistered Securities of that series without coupons. Every temporary Security shall be executed by the Company and authenticated by the Trustee (and Registered Securities shall be registered by the Security Registrar) upon the same conditions, and with like effect, as a definitive Security.

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(b)               If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)               Every temporary Unregistered Security shall be substantially in the form approved by or pursuant to a Board Resolution and shall be delivered to one of the Paying Agents located outside the United States and its possessions or to such other person or persons as the Company shall direct against such certification as the Company may from time to time prescribe by or pursuant to a Board Resolution.

SECTION 305. Registration, Registration of Transfer and Exchange.

(a)               The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(b)               Except as provided in Section 311 for Securities issued in the form of a Global Security, upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

(c)               At the option of the Holder, Unregistered Securities of any series may be exchanged for an equal principal amount of Unregistered Securities of the same series and date of maturity in any authorized denominations upon delivery to a Paying Agent of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of such Paying Agent and such Securities for such exchange are met. At the option of the Holder, Registered Securities, other than Securities issued in the form of a Global Security (except as provided in Section 311), of any series may be exchanged for an equal principal amount of Registered Securities of the same series and date of maturity in any authorized denominations upon delivery to the Security Registrar of the Registered Securities and if all other requirements of the Securities for such exchange are met. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

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(d)               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(e)               Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(f)                Unless otherwise provided in a Board Resolution or an Officer’s Certificate pursuant to a Board Resolution, or in an indenture supplemental hereto, with respect to Securities of any series, no service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, Section 906, Section 1106 or Section 1204 not involving any transfer.

(g)               If the Securities of any Series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities of such series (or of such series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h)               Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery thereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

(a)               If any mutilated Security or a Security with a mutilated coupon or coupons appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a replacement Registered Security, if such surrendered security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security, of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)               If there has been delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or any coupon or coupons appertaining thereto, and (ii) such bond, security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security or any coupon or coupons appertaining thereto has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, a replacement Registered Security, if such Holder’s claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the destroyed, lost or stolen Unregistered Security or the Unregistered Security to which such destroyed, lost or stolen coupon or coupons appertains, if such Holder’s claim pertains to an Unregistered Security, of the same series (and Tranche, if applicable) and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

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(c)               In case any such mutilated, destroyed, lost or stolen Security or any coupon or coupons appertaining thereto has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or any coupon or coupons appertaining thereto.

(d)               Upon the issuance of any new Security under this Section or any coupon or coupons appertaining thereto, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e)               Every new Security or any coupon or coupons appertaining thereto of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or any coupon or coupons appertaining thereto shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or any coupon or coupons appertaining thereto is at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities or any coupon or coupons appertaining thereto of that series duly issued hereunder.

(f)                The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or any coupon or coupons appertaining thereto.

SECTION 307. Payment of Interest; Interest Rights Preserved.

(a)               Unless otherwise provided as contemplated by Section 301(b) with respect to the Securities of any series, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, that interest payable at Maturity will be paid to the Person to whom principal is payable. In case an Unregistered Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency of the Company in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Unregistered Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Unregistered Security, but will be payable only to the Holder of such coupon when due in accordance with provisions of this Indenture.

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(b)               Any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii). In case an Unregistered Security of any series is surrendered at the office or agency of the Company in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Unregistered Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Unregistered Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(ii)              The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

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(c)               Subject to the foregoing provisions of this Section, each Registered Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Registered Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Registered Security.

(d)               Subject to the limitations set forth in Section 1002, the Holder of any coupon appertaining to an Unregistered Security shall be entitled to receive the interest payable on such coupon upon presentation and surrender of such coupon on or after the Interest Payment Date of such coupon at an office or agency maintained for such purpose pursuant to Section 1002.

(e)               Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Securities may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and any premium) and (subject to Section 307 and except as otherwise specified as contemplated by Section 301(b) for Securities of any series) any interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Ownership of Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate or affidavit executed by the person holding such Unregistered Securities or by a depositary with whom such Unregistered Securities were deposited, if the certificate or affidavit is reasonably satisfactory to the Trustee and the Company. The Company, the Trustee and any agent of the Company may treat the bearer of any Unregistered Security or coupon and the person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

SECTION 309. Cancellation.

Except as otherwise specified as contemplated by Section 301(b) for Securities of any series, all Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not theretofore cancelled, shall be promptly cancelled by it. Except as otherwise specified as contemplated by Section 301(b) for Securities of any series, the Company may at any time deliver to the Trustee for cancellation any Securities or coupons previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever or that the Company has not issued and sold, and all Securities or coupons so delivered shall be promptly cancelled by the Trustee. No Securities or coupons shall be authenticated in lieu of or in exchange for any Securities or coupons cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities or coupons held by the Trustee shall be disposed of in accordance with the Trustee’s standard procedures and the Trustee shall furnish an affidavit to the Company (setting forth the serial numbers of such Securities) attesting to such disposal unless by a Company Order the Company shall direct that the cancelled Securities or coupons be returned to it.

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SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301(b) for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. Global Securities; Exchanges; Registration and Registration of Transfer.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

Owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee, any Paying Agent or the Security Registrar as the owner and Holder of such Global Security for all purposes whatsoever.

Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301(b), no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable to continue as Depositary with respect to such Global Security and a successor Depositary is not appointed by the Company within 90 days, (B) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (D) the Company so directs the Trustee by a Company Order or (E) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301(b).

Subject to the immediately preceding paragraph and to such applicable provisions, if any, as may be specified as contemplated by Section 301(b), any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 311, Section 304, 306, 906 or 1006 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

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None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. The Company, the Trustee, any Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

SECTION 312. Extension of Interest Payment.

The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Securities of any series hereunder, to extend interest payment periods on all Securities of one or more series, if so specified as contemplated by Section 301(b) with respect to such Securities and upon such terms as may be specified as contemplated by Section 301(b) with respect to such Securities. If the Company ever so extends any such interest payment period, the Company shall promptly notify the Trustee.

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SECTION 313. CUSIP, ISIN and Other Similar Numbers.

The Company in issuing any series of the Securities may use (if then generally in use) “CUSIP”, “ISIN” or other similar numbers, and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE Four

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 401. Termination of Company’s Obligations.

(a)               This Indenture shall upon Company Request cease to be of further effect with respect to the Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute instruments reasonably satisfactory to the Trustee and the Company acknowledging termination of the Company’s obligations under the Securities of such series and this Indenture, when

(1)               either

(A)             all Securities of such series previously authenticated and delivered (other than (i) Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306 and (ii) Securities of such series that are deemed paid and discharged pursuant to Section 403) have been delivered to the Trustee for cancellation; or

(B)              all such Securities of such series not previously delivered to the Trustee for cancellation

(i)              have become due and payable (whether at Stated Maturity, early redemption or otherwise), or

(ii              will become due and payable at their Stated Maturity within one year, or

(iii)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above has deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the Holders of the Securities of such series an amount in cash in the currency or composite currency in which the Securities of such series are denominated, Eligible Obligations or any combination thereof, so that such funds in each case are sufficient to pay principal of, and any premium and interest on, all Outstanding Securities of such series to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

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(2)               the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series; and

(3)               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

(b)               Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money or Eligible Obligations have been deposited with the Trustee pursuant to (a)(1)(B) of this Section, the obligations of the Trustee under Section 406 and Section 1003(e) shall survive.

(c)               Upon satisfaction and discharge of this Indenture as provided in this Section 401, the Trustee shall assign, transfer and turn over to the Company, subject to the claim provided by Section 607, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities other than money and Eligible Obligations held by the Trustee pursuant to Section 406.

SECTION 402. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 403 or Section 404 applied to the Outstanding Securities of any series (unless such series was designated as contemplated by Section 301(b) as not being defeasible pursuant to such Section 403 or Section 404) in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301(b) for such Securities.

SECTION 403. Defeasance and Discharge of Indenture.

Upon the Company’s exercise of its option (if any) to have this Section applied to all the Outstanding Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on such Outstanding Securities of such series and the provisions of this Indenture, as it relates to such Outstanding Securities of such series, shall be satisfied and discharged and shall no longer be in effect, in each case on and after the date the conditions set forth in Section 405 are satisfied (hereinafter called “Defeasance”) (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

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(a)               the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 406 as more fully set forth in such Section 406, payments of the principal of (and premium, if any) and interest on such Securities when such payments are due;

(b)               the obligations of the Company with respect to such Securities of such series under Sections 304, 305, 306, 311, 1002 and 1003 and, if the Company shall have designated a Redemption Date pursuant to subparagraph (ix) of Section 405, Sections 1104 and 1106;

(c)               the rights, powers, trusts, duties and immunities of the Trustee hereunder; and

(d)               Section 402 through Section 407, inclusive, of this Article Four.

Subject to compliance with this Article Four, the Company may exercise its option (if any) to have this Section 403 applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 404 applied to such Securities.

SECTION 404. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section 404 applied to all the Outstanding Securities of any series, (1) the Company shall be deemed to be released from and may omit to comply with its obligations under the covenants contained in Sections 704 and 801 with respect to the Securities of such series (and under any term, provision or condition set forth in any covenants or restrictions specified in the Securities of such series pursuant to Section 301(b) in any supplemental indenture, Board Resolution or Officer’s Certificate establishing such Security), and (2) the failure to comply with any such obligation, covenant, restriction, term or other provision shall not constitute (and shall be deemed not to be or result in) an Event of Default under Section 501(4) or Section 501(7), in each case with respect to the Securities of such series on and after the date the conditions set forth in Section 405 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder.

SECTION 405. Conditions to Defeasance.

The following conditions shall be the conditions to the application of Section 403 and Section 404 to any series of Securities:

(i)              the Company has deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (x) cash in Dollars (or such other currency or composite currency in which such Securities are denominated) in an amount sufficient, or (y) Eligible Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide on or before the due date of any payment referred to in clause (1) or (2) of this subparagraph (i) money in an amount sufficient or (z) a combination of such cash and Eligible Obligations in an amount sufficient, in each case in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (1) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on such Securities on the Stated Maturity of such principal or installment of principal or interest or to and including any Redemption Date designated by the Company in accordance with subparagraph (ix) of this Section 405 and (2) any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of such series;

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(ii)            in the event of an election to have Section 403 apply to any series of Securities, the Company has delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) there has been a change in law or regulation occurring after the date hereof, in either case (x) or (y) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred; provided that such Opinion of Counsel need not be delivered if all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(iii)            in the event of an election to have Section 404 apply to any series of Securities, the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(iv)           such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound;

(v)            no Event of Default or event that with notice or lapse of time would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, with regard to any such event specified in Section 501(5) or (6), during the period ending on the 91st day after such date;

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(vi)           the Company shall have delivered to the Trustee an agreement whereby the Company irrevocably agrees to forfeit its rights, if any, to extend the interest payment periods on such Securities pursuant to Section 312;

(vii)          such Defeasance or Covenant Defeasance shall not (A) cause the Trustee with respect to the Securities of such series to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to the Securities of such series or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(viii)        the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance contemplated by this Section have been complied with; and

(ix)           if the Company has deposited or caused to be deposited money or Eligible Obligations to pay or discharge the principal of (and premium, if any) and interest on the Outstanding Securities of a series to and including a Redemption Date pursuant to clause (i) of this Section 405, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or Eligible Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1104.

SECTION 406. Application of Trust Money.

(a)               Neither the Eligible Obligations nor the funds deposited with the Trustee pursuant to Sections 401, 403 or 404, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 606; provided, however, that, so long as no Event of Default has occurred and is continuing, any cash received from such principal or interest payments on such Eligible Obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in Sections 401 and 405(i)(y) maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and any premium and interest due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received by the Trustee, free and clear of any trust, lien or pledge under this Indenture except the claim provided by Section 607; and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held by the Trustee in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the claim provided by Section 607.

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(b)               The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Eligible Obligations deposited pursuant to Section 401, 403, or 404 or the principal and any premium and interest received in respect of such obligations other than any payable by or on behalf of Holders.

(c)               The Trustee shall deliver or pay to the Company from time to time upon Company Request any Eligible Obligations or money held by it as provided in Section 401, 403 or 404 that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such Eligible Obligations or money was deposited or received. This provision shall not authorize the sale by the Trustee of any Eligible Obligations held under this Indenture.

SECTION 407. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 403 or Section 404 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 406 with respect to such Securities in accordance with this Article; provided, however, that (a) if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and Eligible Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE Five

DEFAULT AND REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events, unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the applicable Board Resolution or supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 301:

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(1)               default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 312 shall not constitute a failure to pay interest for this purpose; or

(2)               default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three Business Days; or

(3)               default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 30 days; or

(4)               default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) either (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of the property of the Company or (C) orders the liquidation of the Company, and (ii) remains unstayed and in effect for 90 consecutive days; or

(6)               the Company, pursuant to or within the meaning of Bankruptcy Law, either (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally not paying its debts as they become due; or

(7)               any other Event of Default provided with respect to Securities of such series pursuant to Section 301(b).

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series, by a notice in writing to the Company (and to the Trustee if given by such Holders), in either case specifying in such notice the respective Event of Default and that such notice is a “Notice of Acceleration,” may declare the principal amount of the Securities of such series (or, if the Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) to be due and payable immediately and upon any such declaration such principal amount (or specified amount), together with accrued and unpaid interest thereon, shall become immediately due and payable. If an Event of Default specified in Section 501(5) or (6) occurs, the principal of all the Securities of each series then Outstanding (or if any such Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) shall automatically become and be immediately due and payable, together with accrued and unpaid interest thereon, without any declaration or other act or notice on the part of the Trustee or any Holders of the Securities.

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At any time after such a declaration of acceleration with respect to Securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(1)               the Company has paid or deposited irrevocably with the Trustee a sum sufficient to pay

(A)             all overdue interest on all Securities of any such series,

(B)              the principal of (and premium, if any, on) any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C)              to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates borne by such Securities, unless another rate is provided in such Securities, and

(D)             all amounts due to the Trustee under Section 607;

and

(2)               all Events of Default with respect to Securities of that series, other than the non-payment of the principal of and accrued and unpaid interest on Securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (1) or (2) of Section 501 has occurred and is continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Securities of the series with respect to which such Event of Default has occurred, the whole amount then due and payable on such Securities for principal and any premium or interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates borne by such Securities, unless another rate is provided in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 607.

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If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                 to file and prove a claim for the whole amount of principal and premium or interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 607) and of the Holders allowed in such judicial proceeding, and

(ii)              to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the amounts due to the Trustee under Section 607, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal and any premium and interest, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: The balance, if any, to the Company.

The Trustee may fix a record date (with respect to Registered Securities) and payment date for any such payment to Holders of Securities.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)               such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)               the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)               such Holder or Holders have offered to the Trustee indemnity against the reasonable costs, expenses and liabilities to be incurred in compliance with such request;

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(4)               the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date, or, in the case of repayment at the option of the Holder, on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

If an Event of Default shall have occurred and be continuing in respect of a series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that if an Event of Default has occurred and is continuing with respect to more than one series of Securities of equal ranking, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series of equal ranking, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series of equal ranking; provided, further that

(1)               such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)               the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)               in the payment of the principal of or premium or interest on any Security of such series, or

(2)               in respect of a covenant or provision hereof that under Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

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SECTION 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any particular series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, or, in the case of repayment at the option of the Holder, on or after the Repayment Date).

SECTION 515. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Six

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(a)               Except during the continuance of an Event of Default with respect to Securities of any series,

(1)               the Trustee undertakes to perform, with respect to Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)               in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(b)               If an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)               this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(2)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any one or more series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)               no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)               Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

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SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601 and to the applicable provisions of the Trust Indenture Act:

(a)               the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)               any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)               whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)               the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)                the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

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(g)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)               in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)                 the Trustee shall not be deemed to have notice of any default or Event of Default with respect to the Securities unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee, at the Corporate Trust Office of the Trustee, by the Company or by any Holder of the Securities, and such notice references the Securities and the Indenture;

(j)                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k)               the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series or any coupons. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible for and makes no representations as to the Company’s ability or authority to issue the Unregistered Securities or the lawfulness thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

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SECTION 606. Money Held in Trust.

Money held in trust by the Trustee hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be liable for interest on any money received by it hereunder except as expressly provided herein or otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees:

(1)               to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)               except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(3)               to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities and any coupons upon all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of and any premium and interest on particular Securities or any coupons.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or (6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

The Company’s obligations under this Section 607 shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations pursuant to Article Four of this Indenture and/or the termination of this Indenture.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act with respect to the Securities of any series, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

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SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and qualified and eligible under this Article, provided that, neither the Company nor any Affiliate of the Company or any obligor on the Securities may serve as Trustee of any Securities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a)               No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)               The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 has not been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)               The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee with respect to the Securities of such series.

(d)               If at any time:

(1)               the Trustee fails to comply with Section 608 with respect to the Securities of any series, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or

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(2)               the Trustee ceases to be eligible under Section 609 and fails to resign after written request therefor by the Company or by any such Holder, or

(3)               the Trustee becomes incapable of acting or becomes adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove such Trustee or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)               If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series is appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series has been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)                The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

(a)               In case of the appointment hereunder of a successor Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

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(b)               In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)               Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

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SECTION 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated therein.

SECTION 614. Appointment of Authenticating Agent.

(a)               At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include any Person that owns, directly or indirectly, all of the capital stock of the Trustee or a Person that is a wholly-owned subsidiary of the Trustee or of such other Person) with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. If any Unregistered Securities are outstanding, the Trustee shall publish notice of such event once in an Authorized Newspaper in The City of New York and, if any Unregistered Securities are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority in the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

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(b)               Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)               An Authenticating Agent may resign with respect to one or more series of Securities at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent with respect to one or more series of Securities by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that is acceptable to the Company and shall provide notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as provided in paragraph (a) of this Section. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d)               The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation as the Company and the Authenticating Agent shall from time to time agree in writing for its services under this Section.

(e)               If an appointment with respect to the Securities of one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated pursuant to and issued under the within-mentioned Indenture.

[___________],
as Trustee

By
as Authenticating Agent on behalf of the Trustee

By
Authorized Signatory of Authenticating Agent

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(f)                If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be reasonably acceptable to the Trustee, an Authenticating Agent (which, if so requested by the Company, may be an Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE Seven

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)               semi-annually, not later than the 15th day after each Regular Record Date for each series of Registered Securities at the time Outstanding or on June 30 and December 31 of each year with respect to each series of Securities for which there are no Regular Record Dates, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders of Registered Securities of such series as of such preceding Regular Record Date or on June 15 or December 15, as the case may be, or, in the case of a series of non-interest bearing Securities, on semi-annual dates on each year to be determined as contemplated pursuant to Section 301(b), and

(b)               at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar for Registered Securities.

SECTION 702. Preservation of Information; Communications to Holders.

(a)               The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Registered Securities contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders of Registered Securities received by the Trustee in its capacity as Security Registrar or Paying Agent. The Trustee may dispose of in accordance with the Trustee’s standard procedures any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)               If three or more Holders of Securities of any particular series (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication that such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

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(i)               afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

(ii)              inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee elects not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee by the applicants of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, enters an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission finds, after notice and opportunity for hearing, that all the objections so sustained have been met and enters an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender by such applicants; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)               Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703. Reports by Trustee.

(a)               The Trustee shall transmit to Holders such reports concerning the Trustee the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

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(b)               A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any Securities are listed on any securities exchange.

SECTION 704. Reports by Company.

The Company shall file with the Trustee and the Commission such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the filing of the same with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE Eight

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 801. Company May Consolidate, Etc. Only on Certain Terms.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(1)               either (x) the Company shall be the continuing corporation or the successor corporation or (y) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Outstanding Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)               immediately after giving effect to such transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with this Article (except that such Opinion of Counsel need not opine as to clause (2) above).

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SECTION 802. Successor Substituted for the Company.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter, in the case of a conveyance, transfer or lease of properties and assets of the Company substantially as an entirety, such conveyance, transfer or lease shall have the effect of releasing the Person named as the “Company” in the first paragraph of this instrument or any successor Person that shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Securities.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)               to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)               to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3)               to add any additional Events of Default with respect to all or any series of Securities; or

(4)               to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of Securities in uncertificated form; or

(5)               to change or eliminate any of the provisions of this Indenture, or to add any new provision to this Indenture, in respect of one or more series of Securities; provided, however, that any such change, elimination or addition either (A) shall neither (i) apply to any Security of any series created prior to the execution of such indenture supplemental hereto and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

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(6)               to add collateral security with respect to the Securities of any series and to provide for the terms and conditions of release or substitution thereof; or

(7)               to establish the issuance of and establish the form, terms and conditions of Securities of any series or Tranche thereof as permitted by Section 301(b); or

(8)               to provide for uncertificated Securities in addition to or in place of all, or any series or Tranche of, certificated Securities; or

(9)               to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(10)            to provide for a separate Trustee or co-Trustee; or

(11)            to change any place or places where (a) the principal of or premium, if any, or interest, if any, on all or any series of Securities shall be payable, (b) all or any series of Securities may be surrendered for registration or transfer, (c) all or any series of Securities may be surrendered for exchange and (d) notices and demands to or upon the Company in respect of all or any series of Securities and this Indenture may be served; or

(12)            to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities, or any Tranche thereof, pursuant to Article Four, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or Tranche or any other series of Securities in any material respect; or

(13)            to add one or more Guarantees for the benefit of the Holders of all or any series of Securities under this Indenture or evidence the release, termination or discharge of any such Guarantee when such release, termination or discharge is permitted under this Indenture; or

(14)            to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or

(15)            to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause shall not adversely affect in any material respect the interests of the Holders of any Securities of any series Outstanding on the date of such indenture supplemental hereto.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter becomes amended and

(x)       if any such amendment requires one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or by operation of law is deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect or evidence such changes or additional provisions; or

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(y)       if any such amendment permits one or more changes to, or the elimination of, any provisions hereof that, at the date hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein (or if it is no longer required by the Trust Indenture Act for the Indenture to contain one or more provisions), this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(z)       if, by reason of any such amendment, it shall be no longer necessary for this Indenture to contain one or more provisions that, at the date of the execution and delivery hereof, are required by the Trust Indenture Act to be contained herein, the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect the elimination of such provisions.

SECTION 902. Supplemental Indentures With Consent of Holders.

(a)               Except as set forth in paragraph (b) below, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected (voting as one class) by such supplemental indenture (including consents obtained in connection with a tender offer for or exchange of Securities), by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities under this Indenture; provided, however, that if there are Securities of more than one series of equal ranking Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required.

(b)               No such supplemental indenture entered into pursuant to the foregoing paragraph (a) shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)               change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount or premium, if any, thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the coin or currency (or other property) in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date, or, in the case of repayment at the option of the Holders, on or after the Repayment Date), or

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(2)               reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3)               modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and Section 901(9).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture hereto. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, the Holders at such record date (or their duly designated proxies), and only those Holders, shall be entitled to consent to such supplemental indenture, whether or not such persons continue to be Holders after such record date.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A waiver by a Holder of such Holder’s rights to consent under this Section shall be deemed to be a consent of such Holder.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture; provided, however, that no such Officer’s Certificate and Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

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SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company so determines, new Securities of any series, or any Tranche thereof, and any appertaining coupons so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche and any appertaining coupons.

SECTION 907. Modification Without Supplemental Indenture.

If the terms of any particular series of Securities have been established in a Board Resolution or an Officer’s Certificate as contemplated by Section 301, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture that would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Sections 904 and 906.

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ARTICLE Ten

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay the principal of, and premium, if any, and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Unregistered Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

(a)               If the Company at any time acts as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of such Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums are paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b)               Whenever the Company has one or more Paying Agents for any series of Securities, it will, no later than 11:00 a.m. (New York City time) on each due date of the principal of and any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest as provided in the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

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(c)               The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)               comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent, and

(ii)              during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(d)               The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)               Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or received by the Trustee in respect of Eligible Obligations deposited with the Trustee pursuant to Sections 401 or 405, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Security of any series and remaining unclaimed for two years (or such shorter period for the return of such funds to the Company under applicable abandoned property laws) after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004. Statement as to Compliance.

For so long as any Securities remain outstanding under this Indenture, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement, which need not comply with Section 102, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions, covenants, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which the signer thereof may have knowledge.

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SECTION 1005. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 1006. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in (i) Section 1005 or (ii) in any additional covenants or restrictions specified with respect to the Securities of such series as contemplated by Section 301, if before the time for such compliance the Holders of not less than a majority in aggregate principal amount (or such larger proportion as may be required in respect of waiving a past default of any such additional covenant or restriction) of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE Eleven

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series that are redeemable before their Maturity (or, if the principal of the Securities of any series is payable in installments, the Maturity of the final installment of the principal thereof) shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301(b) for Securities of any series) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 301 for Securities of any series. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice is satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company that is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or satisfaction of such condition.

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SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, unless the procedures of the Depositary provide otherwise, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as is provided for any particular series, or, in the absence of any such provision, by such method as the Trustee deems fair and appropriate (which may include pro rata or by lot) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 302.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed and the method it has chosen for the selection of such Securities.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, notice of redemption shall be given by electronic transmission or first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s email address or physical address appearing in the Security Register.

If Unregistered Securities are to be redeemed, notice of redemption shall be published in an Authorized Newspaper in The City of New York and, if such Securities to be redeemed are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located, or in such other city or cities as may be specified in the Securities, once in each of two different calendar weeks, the first publication to be not less than 30 nor more than 90 days before the redemption date.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1)               the Redemption Date and if such redemption is subject to the completion of any condition, a statement to such effect,

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(2)               the Redemption Price, or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time notice is given,

(3)               if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, and the portion of the principal amount of any Security to be redeemed in part and, in the case of any such Security of such series to be redeemed in part, that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued as provided in Section 1106,

(4)               that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)               the place or places where such Securities and all unmatured coupons are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(6)               that the redemption is for a sinking fund, if such is the case,

(7)               the CUSIP, “ISIN” or similar number(s), if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP, “ISIN” or similar number(s), and the redemption of such Securities shall not be affected by any defect in or omission of such number(s), and

(8)               such other matters as the Company shall deem desirable or appropriate.

Unless otherwise specified with respect to any Securities in accordance with Section 301, with respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities are deemed to have been paid in accordance with Section 401, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money has not been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities that had been surrendered for payment upon such redemption.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Trustee in the name and at the expense of the Company. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder of any Security receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

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SECTION 1105. Securities Payable on Redemption Date.

(a)               Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company defaults in the payment of the Redemption Price and accrued interest, if any) such Securities, or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security together with all unmatured coupons for redemption in accordance with said notice, such Security or portion thereof, if any, shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date but in the case of Unregistered Securities installments of interest due on or prior to the Redemption Date will be payable to the bearers of the coupons for such interest by check or draft upon surrender of such coupons; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to such Securities, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

(b)               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1106. Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

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ARTICLE Twelve

REPAYMENT OF SECURITIES AT OPTION OF HOLDERS

SECTION 1201. Applicability of Article.

Securities of any series that are repayable before their Maturity (or, if the principal of the Securities of any series is payable in installments, the Maturity of the final installment of the principal thereof) at the option of the Holders shall be repayable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1202. Notice of Repayment Date.

Notice of any Repayment Date with respect to Securities of any series shall be given by the Company not less than 30 nor more than 45 days prior to such Repayment Date (or at such other times as may be specified for such repayment or repurchase pursuant to Section 301) to each Holder of Securities of such series in accordance with Section 106 (except as otherwise specified as contemplated by Section 301 for Securities of any series).

The notice as to the Repayment Date shall state (unless otherwise specified for such repayment or repurchase pursuant to Section 301):

(1)               the Repayment Date;

(2)               the principal amount of the Securities required to be repaid or repurchased and the Repayment Price (or the formula pursuant to which the Repayment Price is to be determined if the Repayment Price cannot be determined at the time the notice is given);

(3)               the place or places where such Securities are to be surrendered for payment of the Repayment Price, and accrued interest, if any, and the date by which Securities must be so surrendered in order to be repaid or repurchased;

(4)               that any Security not tendered or accepted for payment shall continue to accrue interest;

(5)               that, unless the Company defaults in making such payment or the Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, Securities accepted for payment pursuant to any such offer of repayment or repurchase shall cease to accrue interest after the Repayment Date;

(6)               that Holders electing to have a Security repaid or purchased pursuant to such offer may elect to have all or any portion of such Security purchased;

(7)               that Holders electing to have a Security repaid or repurchased pursuant to any such offer shall be required to surrender the Security, with such customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company or the Paying Agent at the address specified in the notice at least two Business Days prior to the Repayment Date;

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(8)               that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the offer to repay or repurchase, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(9)               that, in the case of a repayment or repurchase of less than all Outstanding Securities of a series, the method of selection of Securities to be repaid or repurchased to be applied by the Trustee if the principal amount of properly tendered Securities exceeds the principal amount of the Securities to be repaid or repurchased;

(10)             that Holders whose Securities are purchased only in part shall be issued new Securities of the same series equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(11)             the CUSIP or other identification number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP or other identification number, if any, listed in such notice or printed on the Securities.

SECTION 1203. Securities Payable on Repayment Date.

The form of option to elect repurchase or repayment having been delivered as specified in the form of Security for such series, the Securities of such series so to be repaid (after application of the method of selection described pursuant to clause (9) of Section 1202, if the principal amount of properly tendered Securities exceeds the principal amount of the Securities to be repaid or repurchased) shall, on the Repayment Date, become due and payable at the Repayment Price applicable thereto and from and after such date (unless the Company defaults in the payment of the Repayment Price and accrued interest) such Securities, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for repayment in accordance with said notice, such Security shall be paid by the Company at the Repayment Price together with accrued interest, if any, to (but excluding) the Repayment Date; provided, however, that if a Security is repaid or repurchased on or after a Regular Record Date but on or prior to the Stated Maturity of any installments of interest, then any accrued and unpaid interest due on such Stated Maturity shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Security is not paid upon surrender thereof for repayment, the principal (and premium, if any) shall, until paid, bear interest from the Repayment Date at the rate prescribed therefor in such Security.

SECTION 1204. Securities Repaid in Part.

Any Security that by its terms may be repaid in part at the option of the Holder and that is to be repaid only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, as provided in Section 305, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepaid portion of the principal of the Security so surrendered.

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ARTICLE Thirteen

GUARANTEE OF SECURITIES

SECTION 1301. Guarantee.

(1)       Subject to the provisions of this Article Thirteen, each Guarantor, on a joint and several basis with any other Guarantor, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee of each series to which this Article Thirteen has been made applicable as provided in Section 301(b) and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and Securities of that series, whether for payment of principal of, or interest, premium, if any, on, Securities of that series and all other monetary obligations of the Company under the Indenture and Securities of that series and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and Securities of that series (all the foregoing being hereinafter collectively called the “Guaranteed Obligations” with respect to the Securities of that series). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor shall remain bound under this Section 1301 notwithstanding any extension or renewal of any Guaranteed Obligation.

(2)       Each Guarantor hereby waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities of that series or the Guaranteed Obligations with respect to that series of Securities. The obligations of any Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities of that series or any other agreement or otherwise; (2) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities of that series or any other agreement; (3) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; or (4) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

(3)       Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or each Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by each Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

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(4)       Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(5)        Except as expressly set forth in Section 1303 of this Indenture, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of a Guarantor or would otherwise operate as a discharge of a Guarantor as a matter of law or equity.

(6)       Except as expressly set forth in Section 1303 of this Indenture, each Guarantor agrees that its Guarantee of a particular series of Securities shall remain in full force and effect until payment in full of all the Guaranteed Obligations of that series of Securities. Each Guarantor further agrees that its Guarantee herein of a particular series of Securities shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation of that series of Securities is rescinded or must otherwise be restored by any Holder of that series of Securities or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(7)       In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation of a particular series of Securities guaranteed hereby when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation with respect to that series of Securities, each Guarantor, hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations with respect to that series of Securities, (2) accrued and unpaid interest on such Guaranteed Obligations with respect to that series of Securities (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Company to the Holders of that series of Securities and the Trustee.

(8)       Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations of a particular series of Securities guaranteed hereby until payment in full of all Guaranteed Obligations with respect to that series of Securities. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of a particular series of Securities and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby with respect to that series of Securities may be accelerated as provided in the Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations with respect to that series of Securities as provided in the Indenture, the Guaranteed Obligations with respect to that series of Securities (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of this Article Thirteen.

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(9)       Each Guarantor also agrees to pay, on a joint and several basis with any other Guarantor on any Guaranteed Obligations of a particular series of Securities guaranteed hereby, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Article Thirteen.

(10)     Upon request of the Trustee, each Guarantor agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

(11)     Each Guarantor on any Guaranteed Obligations of a particular series of Securities guaranteed hereby shall have the right to seek contribution from any non-paying Guarantor for such series of Securities so long as the exercise of such right does not impair the rights of the Holders under any Guarantee.

SECTION 1302. Execution and Delivery of Guarantee.

Any Person may become a Guarantor of a series of Securities to which this Article Thirteen has been made applicable as provided in Section 301(b) by executing and delivering to the Trustee (1) a supplemental indenture in form reasonably satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a guarantor of such Securities and (2) an Opinion of Counsel stating that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity. If an Officer whose signature is on the supplemental indenture no longer holds that office at the time the Trustee authenticates the Security guaranteed by such Guarantor, the Guarantee shall be valid nevertheless.

SECTION 1303. Release of Guarantors.

Each Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee of each series of the Securities, and the Holders of each series of the Securities will be deemed to have consented to such release without any action required on the part of the Trustee or any Holder of the Securities, if:

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(1)       all of the shares of stock of such Guarantor are sold, exchanged or otherwise disposed of to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(2)       all or substantially all the assets of such Guarantor are sold or otherwise disposed of, including by way of merger, consolidation or amalgamation, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(3)       the Company’s obligations under this Indenture or the Securities of such series have been terminated in accordance with Section 401 of this Indenture; or

(4)       any other condition to release as specified in a supplemental indenture to this Indenture is satisfied.

If any condition to release contained in this Section 1303 has been satisfied, the Trustee shall execute and deliver any documents reasonably requested by the Company or such Guarantor in order to evidence the release of such Guarantor from all of its obligations under the Guarantee and this Indenture. Notwithstanding the foregoing, any failure to execute such documents shall in no way affect the release of such Guarantor pursuant to this Section 1303, which release shall be automatic and unconditional upon satisfaction of any of the conditions to release set forth in (or specified as contemplated by) clauses (1), (2), (3) or (4) above.

SECTION 1304. Guarantors May Consolidate, etc.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 1305. Limitation on Guarantor Liability

It is hereby agreed that the Guarantee of each Guarantor shall not constitute a fraudulent transfer, fraudulent conveyance or fraudulent obligation for purposes of any applicable Federal or State bankruptcy, insolvency or reorganization or other similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. The obligations of each Guarantor shall be limited to the maximum amount which will, after giving effect to all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contributions from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Thirteen that are relevant under such laws, result in the obligations of each Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent transfer or fraudulent obligation under federal or state law. Until such time as the Securities of any particular series are paid in full, each Guarantor, with respect to such series of Securities, hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Thirteen.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

AUDIOEYE, INC.

By:
Name:
Title:

[__________________],
as Trustee

By:
Name:
Title:

[Signature Page to Indenture]